EXHIBIT 99.1


August 14, 2007

William J. Bosso
Nortia Capital Partners, Inc.
400 Hampton View Court
Alpharetta, GA 30004

Dear Sir's,

This is notice of my resignation as a director of Nortia Capital
Partners, Inc. ("Nortia") for personal reasons. I have no disagreement with Nortia on any matter related to its operations, policies or practices.

I have truly enjoyed working Nortia and wish you all the best.

Best regards,

/s/ Michael E. Marshall
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Michael E. Marshall